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                                               Commission File No. 33-82542

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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549
                              ___________________

                                Amendment No. 1
                                      to
                                   Form S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                                FIRST BANCORP
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

       North Carolina                                   56-1421916
 ---------------------------                    -----------------------------
(State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation)                           Identification Number)

 341 North Main Street, Troy, North Carolina               27371-0508
 --------------------------------------------       ------------------------
   (Address of Principal Executive Offices)                (Zip Code)

(Registrant's telephone number, including area code)        (910)576-6171
                                                    ------------------------


                     First Bancorp 1994 Stock Option Plan
            -------------------------------------------------------
                           (Full title of the plan)

                               Kirby A. Tyndall
            341 North Main Street, Troy, North Carolina  27371-0508
            -------------------------------------------------------
                   (Name and address of agent for service)

                                (910)576-6171
            -------------------------------------------------------
        (Telephone number, including area code, of agent for service)

     This post-effective Amendment No. 1 is being filed to (i) remove and terminate the Reoffer Prospectus contained in the Registration Statement amended hereby and (ii) incorporate certain additional exhibits into such Registration Statement.

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Removal And Termination Of Reoffer Prospectus

     The Reoffer Prospectus contained on pages 2-9 of the Registration Statement on Form S-8 filed by the registrant with respect to its 1994 Stock Option Plan is hereby terminated.


Incorporation Of Earlier Registration Statement

     Except for the Reoffer Prospectus terminated hereby, the contents of the registrant's earlier Registration Statement on Form S-8 (File No. 33-82542) with respect to its 1994 Stock Option Plan are incorporated herein by reference.

Part II Information Required In The Registration Statement


Item 8.  Exhibits.

Exhibit Number      Description

    23.2.1          Consent of KPMG Peat Marwick LLP

    24.13           Power of Attorney of A. Jordan Washburn, dated
                    October 11, 1995

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Signatures

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of North Carolina on October 11, 1995.

                                By:  /s/ James H. Garner
                                     -----------------------
                                     James H. Garner
                                     President and Treasurer

       Pursuant to the requirements of the Securities Act of 1933, this report has been signed on behalf of the Company by the following persons and in the capacities and on the dates indicated.


     Signature                       Title                       Date

/s/ James H. Garner           President, Treasurer         October 11, 1995
-----------------------
James H. Garner               and Director

/s/ Anna G. Hollers           Executive Vice President,    October 11, 1995
-----------------------
Anna G. Hollers               Executive Secretary

/s/ Kirby A. Tyndall          Senior Vice President,       October 11, 1995
-----------------------
Kirby A. Tyndall              Chief Financial Officer

/s/ Jesse S. Capel      *     Director                     October 11, 1995
-----------------------
Jesse S. Capel

/s/ Jack D. Briggs      *     Director                     October 11, 1995
-----------------------
Jack D. Briggs

/s/ David L. Burns      *     Director                     October 11, 1995
-----------------------
David L. Burns

/s/ John L. Frye, Sr.   *     Director                     October 11, 1995
-----------------------
John L. Frye, Sr.

/s/ Jack L. Harper      *     Director                     October 11, 1995
-----------------------
Jack L. Harper

/s/ G. T. Rabe, Jr.     *     Director                     October 11, 1995
-----------------------
G. T. Rabe, Jr.

/s/ John J. Russell     *     Director                     October 11, 1995
-----------------------
John J. Russell

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/s/ Frederick H. Taylor *     Director                     October 11, 1995
-----------------------
Frederick H. Taylor

/s/ Edward T. Taws, Jr. *     Director                     October 11, 1995
-----------------------
Edward T. Taws, Jr.

/s/ John C. Wallace     *     Director                     October 11, 1995
-----------------------
John C. Wallace

/s/ A. Jordan Washburn  *     Director                     October 11, 1995
-----------------------
A. Jordan Washburn

/s/ John C. Willis      *     Chairman of the Board        October 11, 1995
-----------------------
John C. Willis                Director

     * By Kirby A. Tyndall, Attorney-in-Fact, pursuant to Power of Attorney attached as an Exhibit to the original Registration Statement amended hereby.

    ** By Kirby A. Tyndall, Attorney-in-Fact, pursuant to Power of Attorney attached as an Exhibit hereto.